    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 6, 1994

                                                     REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              WACHOVIA CORPORATION
             (Exact name of registrant as specified in its charter)

            NORTH CAROLINA                                           56-1473727
    (State or other jurisdiction of                               (I.R.S. Employer
    incorporation or organization)                             Identification Number)
         301 NORTH MAIN STREET                               191 PEACHTREE STREET, N.E.
  WINSTON-SALEM, NORTH CAROLINA 27150        AND               ATLANTA, GEORGIA 30303
            (910) 770-5000                                         (404) 332-5000

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             KENNETH W. MCALLISTER
                              WACHOVIA CORPORATION
                             301 NORTH MAIN STREET
                      WINSTON-SALEM, NORTH CAROLINA 27150
                                 (910) 770-5141
  (Name and address, including zip code, and telephone number, including area code, of registrant's agent for service)
                             ---------------------
                                    COPY TO:

                                JEFFREY M. STEIN
                                KING & SPALDING
                              191 PEACHTREE STREET
                             ATLANTA, GEORGIA 30303
                                 (404) 572-4600

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------
TITLE OF EACH                 AMOUNT       PROPOSED MAXIMUM  PROPOSED MAXIMUM     AMOUNT OF
CLASS OF SECURITIES           TO BE         OFFERING PRICE  AGGREGATE OFFERING    REGISTRATION
TO BE REGISTERED          REGISTERED(1)      PER UNIT(2)         PRICE(2)            FEE
- ------------------------------------------------------------------------------------------------
Subordinated Debt
  Securities............  $500,000,000(1)        100%          $500,000,000        $100,000
- ------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------

(1) If any Subordinated Debt Securities are issued (i) with a principal amount denominated in a foreign currency, such principal amount as shall result in an aggregate initial offering price equivalent to $500,000,000 or (ii) at an original issue discount, such greater principal amount as shall result in proceeds to the Registrant of $500,000,000.
(2) Estimated solely for the purpose of calculating the registration fee.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION -- DATED OCTOBER 6, 1994

PROSPECTUS

                                  $500,000,000

                              WACHOVIA CORPORATION
                          SUBORDINATED DEBT SECURITIES
                             ---------------------

     Wachovia Corporation (the "Corporation") may offer from time to time up to $500,000,000 aggregate principal amount (or its equivalent based on the applicable exchange rate at the time of offering if denominated in foreign currencies) of its subordinated debt securities (the "Securities") on terms to be determined by market conditions at the time of sale. As used herein, the Securities shall include securities denominated in U.S. dollars or, if so specified in the applicable Prospectus Supplement, in any other currency, including composite currencies such as the European Currency Unit. The Securities may be sold directly by the Corporation to the public or through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone.

     The specific aggregate principal amount, maturity, rate and time of payment of interest, if any, purchase price, any terms for redemption or other special terms relating to the Securities in respect of which this Prospectus is being delivered ("Offered Securities") are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement"), together with the terms of offering of the Offered Securities.

     The Securities will be unsecured and will be subordinate to Senior Indebtedness of the Corporation and, under certain circumstances, to Additional Senior Obligations of the Corporation, each as defined herein. Payment of principal of the Securities may be accelerated only in the case of the bankruptcy of the Corporation. There is no right of acceleration in the case of a default in the payment of the principal of, or any premium or interest on, the Securities or in the performance of any covenant or agreement of the Corporation.

     The Securities of a series may be issued in definitive registered form without coupons ("Registered Securities") or in the form of one or more book-entry securities in registered form ("Book-Entry Securities").

     If any agent of the Corporation, or any underwriter, is involved in the sale of the Securities offered hereby, the name of such agent or underwriter and any applicable commissions or discounts are set forth in, or may be calculated from, the Prospectus Supplement, and the net proceeds to the Corporation from such sale will be the purchase price of such Securities less such commissions or discounts and the other attributable issuance and distribution expenses. See "Plan of Distribution" for possible indemnification arrangements for agents or underwriters.
                             ---------------------

     THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF OFFERED SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT. THE SECURITIES WILL BE UNSECURED OBLIGATIONS OF THE CORPORATION, WILL NOT BE SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF THE CORPORATION AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
     THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
         PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.
                             ---------------------
                  The date of this Prospectus is       , 1994.

                             AVAILABLE INFORMATION

     The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission, at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's Regional Offices in New York (13th Floor, 7 World Trade Center, New York, New York 10048) and Chicago (Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511), and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at prescribed rates. In addition, such material can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. This Prospectus does not contain all the information set forth in the Registration Statement on Form S-3 of which this Prospectus is a part and the exhibits thereto which the Corporation has filed with the Commission under the Securities Act of 1933 (the "Securities Act") and to which reference is hereby made.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Corporation hereby incorporates by reference in this Prospectus the following reports filed with the Commission pursuant to Section 13 of the Exchange Act: (a) the Corporation's Annual Report on Form 10-K for the year ended December 31, 1993; (b) the Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994 and June 30, 1994; and (c) the Corporation's Current Report on Form 8-K dated January 11, 1994.

     All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE CORPORATION WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). WRITTEN REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO WACHOVIA CORPORATION, 301 NORTH MAIN STREET, WINSTON-SALEM, NORTH CAROLINA 27150, ATTENTION: GENERAL COUNSEL. TELEPHONE REQUESTS MAY BE DIRECTED TO (910) 770-5000.

                              WACHOVIA CORPORATION

     Wachovia Corporation (the "Corporation") is a bank holding company organized in 1985 under the laws of the State of North Carolina. The Corporation is the 23rd largest bank holding company in the United States, based on total assets at June 30, 1994. At June 30, 1994, the Corporation had consolidated assets of $37.1 billion, consolidated loans net of unearned income of $24.3 billion, consolidated deposits of $22.2 billion and consolidated shareholders' equity of $3.1 billion. The Corporation's principal assets consist of all the outstanding common stock of Wachovia Bank of North Carolina, N.A. and Wachovia Bank of Georgia, N.A., national banking associations organized under the laws of the United States, and South Carolina National Corporation, a bank and savings and loan holding company organized under the laws of South Carolina.

     Wachovia Bank of North Carolina, N.A. provides personal, commercial, trust and institutional banking services through 216 full-service banking offices in 94 North Carolina cities and communities. In addition, it has a foreign branch in Grand Cayman and an Edge Act subsidiary -- Wachovia International Banking

Corporation, with branch offices in New York City, Charlotte, North Carolina and Atlanta, Georgia. At June 30, 1994, Wachovia Bank of North Carolina, N.A. had total assets of $21.4 billion and total deposits of $10.9 billion.

     Wachovia Bank of Georgia, N.A. provides a full range of banking services through its network of 127 offices in 48 cities and communities in Georgia, and a foreign branch in Grand Cayman. At June 30, 1994, Wachovia Bank of Georgia, N.A. had total assets of $12.6 billion and total deposits of $7.1 billion.

     South Carolina National Corporation provides full-service banking through its principal subsidiary, Wachovia Bank of South Carolina, N.A. Wachovia Bank of South Carolina, N.A. has 151 offices in 66 South Carolina cities and communities and a foreign branch in the Cayman Islands. At June 30, 1994, Wachovia Bank of South Carolina, N.A. had total assets of $6.3 billion and total deposits of $4.8 billion.

     The Corporation also has bank-related subsidiaries engaged in mortgage banking, discount brokerage and credit-related insurance.

     The Corporation has dual executive offices located at 301 North Main Street, Winston-Salem, North Carolina 27150 and 191 Peachtree Street, N.E., Atlanta, Georgia 30303, and its telephone numbers are (910) 770-5000 and (404) 332-5000, respectively.

                       CERTAIN REGULATORY CONSIDERATIONS

GENERAL

     As a bank holding company, the Corporation is subject to the regulation and supervision of the Federal Reserve Board. The Corporation's subsidiary banks (the "Subsidiary Banks"), as national banking associations, are subject to supervision and examination by the Office of the Comptroller of the Currency (the "Comptroller") and the Federal Deposit Insurance Corporation (the "FDIC"). In addition, as a savings and loan holding company, the Corporation is registered with the Office of Thrift Supervision ("OTS") and is subject to OTS regulations, supervision and reporting requirements. South Carolina National Corporation and its subsidiary savings bank, Atlantic Savings Bank, F.S.B. ("Atlantic"), are also subject to supervision and examination by OTS. The Subsidiary Banks and Atlantic are also subject to various requirements and restrictions, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be granted and the interest that may be charged thereon, and limitations on the types of investments that may be made and the types of services that may be offered. Various consumer laws and regulations also affect the operations of the Subsidiary Banks and Atlantic. In addition to the impact of regulation, commercial banks and savings banks are affected significantly by the actions of the Federal Reserve Board as it attempts to control the money supply and credit availability in order to influence the economy.

     The federal banking agencies have broad enforcement powers over depository institutions, including the power to terminate deposit insurance, to impose substantial fines and other civil and criminal penalties, and to appoint a conservator or receiver if any of a number of conditions are met. The federal banking agencies also have broad enforcement powers over bank holding companies, including the power to impose substantial fines and other civil and criminal penalties.

     Almost every aspect of the operations and financial condition of the Subsidiary Banks is subject to extensive regulation and supervision and to various requirements and restrictions under federal and state law, including requirements governing capital adequacy, liquidity, earnings, dividends, reserves against deposits, management practices, branching, loans, investments and the provision of services. The activities and operations of the Corporation also are subject to extensive federal supervision and regulation which, among other things, limit non-banking activities, impose minimum capital requirements and require approval to acquire 5% of any class of voting shares or substantially all of the assets of a bank or other company. In addition to the impact of regulation, banks and bank holding companies may be significantly affected by legislation, which can change banking statutes in substantial and unpredictable ways, and by the actions of the

Federal Reserve Board as it attempts to control the money supply and credit availability in order to influence the economy.

PAYMENT OF DIVIDENDS AND OTHER RESTRICTIONS

     The Corporation is a legal entity separate and distinct from its subsidiaries, including the Subsidiary Banks and Atlantic. There are various legal and regulatory limitations on the extent to which the Corporation's subsidiaries, including its bank and bank holding company subsidiaries and its savings and loan holding company subsidiary, can finance or otherwise supply funds to the Corporation.

     The principal source of the Corporation's cash revenues is dividends from its subsidiaries and there are certain legal restrictions under federal and state law on the payment of dividends by such subsidiaries. The prior approval of the Comptroller is required if the total of all dividends declared by any national banking association in any calendar year exceeds the bank's net profits (as defined) for that year combined with its retained net profits for the preceding two calendar years, less any required transfers to surplus or a fund for the retirement of any preferred stock. In addition, a dividend may not be paid in excess of a bank's "undivided profits then on hand," after deduction therefrom of losses in excess of the "allowance for loan and lease losses," as such terms are defined in the applicable regulations. The relevant regulatory agencies also have authority to prohibit a bank holding company, which would include Wachovia Corporation and South Carolina National Corporation, or a national banking association from engaging in what, in the opinion of such regulatory body, constitutes an unsafe or unsound practice in conducting its business. The payment of dividends could, depending upon the financial condition of the subsidiary, be deemed to constitute such an unsafe or unsound practice. Under applicable law, as a savings bank, Atlantic must give the OTS 30 days prior notice of any proposed payment of dividends.

     Retained earnings of the Corporation's banking subsidiaries available for payment of cash dividends under all applicable regulations without obtaining governmental approval were approximately $526 million as of June 30, 1994.

     In addition, the Subsidiary Banks and their subsidiaries are subject to limitations under Section 23A of the Federal Reserve Act with respect to extensions of credit to, investments in, and certain other transactions with, the Corporation and its other subsidiaries. Furthermore, loans and extensions of credit are also subject to various collateral requirements.

CAPITAL ADEQUACY

     The federal bank regulatory agencies have adopted minimum risk-based and leverage capital guidelines for United States banking organizations. The minimum required risk-based capital ratio of qualifying total capital to risk-weighted assets (including certain off-balance-sheet items, such as standby letters of credit) is 8%, of which 4% must consist of Tier 1 capital. As of June 30, 1994, the Company's total risk-based capital ratio was 13.35%, including 9.56% of Tier 1 capital. The minimum required leverage capital ratio (Tier 1 capital to average total assets) is 3% for banking organizations that meet certain specified criteria, including that they have the highest regulatory rating. A higher leverage ratio may apply under certain circumstances. As of June 30, 1994, the Company's leverage capital ratio was 8.43%.

     Failure to meet capital guidelines can subject a banking organization to a variety of enforcement remedies, including additional substantial restrictions on its operations and activities, termination of deposit insurance by the FDIC, and under certain conditions the appointment of a receiver or conservator.

     Federal banking statutes establish five capital categories for depository institutions ("well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized"), and impose significant restrictions on the operations of an institution that is not at least adequately capitalized. Under certain circumstances, an institution may be downgraded to a category lower than that warranted by its capital levels, and subjected to the supervisory restrictions applicable to institutions in the lower capital category. A depository institution is generally prohibited from making capital distributions (including paying dividends) or paying management fees to a holding company if the institution would thereafter be undercapitalized. Adequately capitalized institutions may accept brokered deposits only with a waiver from the FDIC, while undercapitalized institutions may not accept, renew, or roll over brokered deposits.

     An undercapitalized depository institution is also subject to restrictions in a number of areas, including asset growth, acquisitions, branching, new lines of business, and borrowing from the Federal Reserve System. In addition, an undercapitalized depository institution is required to submit a capital restoration plan. A depository institution's holding company must guarantee the capital plan up to an amount equal to the lesser of 5% of the depository institution's assets at the time it becomes undercapitalized or the amount needed to restore the capital of the institution to the levels required for the institution to be classified as adequately capitalized at the time the institution fails to comply with the plan and any such guarantee would be entitled to a priority of payment in bankruptcy. A depository institution is treated as if it is significantly undercapitalized if it fails to submit a capital plan that is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital.

     Significantly undercapitalized depository institutions may be subject to a number of additional significant requirements and restrictions, including requirements to sell sufficient voting stock to become adequately capitalized, to replace or improve management, to reduce total assets, to cease acceptance of correspondent bank deposits, to restrict senior executive compensation and to limit transactions with affiliates. Critically undercapitalized depository institutions are further subject to restrictions on paying principal or interest on subordinated debt, making investments, expanding, acquiring or selling assets, extending credit for highly-leveraged transactions, paying excessive compensation, amending their charters or bylaws and making any material changes in accounting methods. In general, a receiver or conservator must be appointed for a depository institution within 90 days after the institution is deemed to be critically undercapitalized.

SUPPORT OF SUBSIDIARY BANKS

     Under Federal Reserve Board policy, the Corporation is expected to act as a source of financial strength to, and to commit resources to support, each of the Subsidiary Banks. This support may be required at times when, absent such Federal Reserve Board policy, the Corporation may not be inclined to provide it. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

     A depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC in connection with the default of a commonly controlled FDIC-insured depository institution or any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution "in danger of default". "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance. Liability for the losses of commonly-controlled depository institutions can lead to the failure of some or all depository institutions in a holding company structure, if the remaining institutions are unable to pay the liability assessed by the FDIC. Any obligation or liability owed by a subsidiary bank to its parent company is subordinate to the subsidiary bank's cross-guarantee liability for losses of commonly-controlled depository institutions.

FDIC INSURANCE ASSESSMENTS

     The Subsidiary Banks are subject to FDIC deposit insurance assessments. The FDIC applies a risk-based assessment system that will place each financial institution in one of nine risk categories with premium rates, based on capital levels and supervisory criteria, ranging from 0.23% to 0.31% of deposits. The FDIC has the authority to raise or lower assessment rates on insured deposits in order to achieve certain designated reserve ratios in the deposit insurance funds and to impose special additional assessments.

                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

     The following unaudited table presents the consolidated ratio of earnings to fixed charges of the Corporation. The consolidated ratio of earnings to fixed charges has been computed by dividing net income plus all applicable income taxes plus fixed charges by fixed charges. Fixed charges represent all interest expense (ratios are presented both excluding and including interest on deposits), and the portion of net rental expense which is deemed to be equivalent to interest on long-term debt. Interest expense (other than on deposits) includes interest on long-term debt, federal funds purchased and securities sold under agreements to repurchase, mortgages, commercial paper and other funds borrowed.

                                                        SIX MONTHS         YEAR ENDED DECEMBER 31,
                                                           ENDED       --------------------------------
                                                       JUNE 30, 1994   1993   1992   1991   1990   1989
                                                       -------------   ----   ----   ----   ----   ----
Including interest on deposits.......................       1.78       1.81   1.61   1.19   1.26   1.25
Excluding interest on deposits.......................       2.67       3.32   3.57   1.71   1.81   2.00

                                USE OF PROCEEDS

     The net proceeds from the sale of the Securities will be used for general corporate purposes, principally to fund investments in, or extensions of credit to, the Corporation's banking and nonbanking subsidiaries. The Corporation also may use such proceeds to allow its subsidiaries to repay borrowings incurred by such subsidiaries. Except as otherwise described in the Prospectus Supplement, specific allocations of the proceeds to such purposes will not have been made at the date of the Prospectus Supplement, although management of the Corporation will have determined that funds should be borrowed at that time in anticipation of future funding or capital requirements of its subsidiaries. The precise amount and timing of such investments in and extensions of credit to the subsidiaries will depend upon their funding requirements and the availability of other funds to the Corporation and its subsidiaries. In addition to the foregoing, the Corporation may also use a portion of the net proceeds to fund possible acquisitions if suitable opportunities develop in the future. Based upon the anticipated future financing requirements of the Corporation and its subsidiaries, the Corporation expects that it will, from time to time, engage in additional financings of a character and in amounts to be determined.

                           DESCRIPTION OF SECURITIES

GENERAL

     The following sets forth certain general terms and provisions of the Securities offered hereby. The particular terms of the Securities offered by any Prospectus Supplement will be described in the Prospectus Supplement relating to such Offered Securities (the "Applicable Prospectus Supplement").

     The Securities are to be issued under an Indenture dated as of March 1, 1993 (the "Indenture"), between the Corporation and CoreStates Bank, National Association, as trustee (the "Trustee"). A copy of the Indenture is an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the Securities and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms. Wherever particular Sections, Articles or defined terms of the Indenture are referred to, it is intended that such Sections, Articles or defined terms shall be incorporated herein by reference. Article and Section references used herein are references to the Indenture. Capitalized terms not otherwise defined in this Prospectus shall have the meanings given to them in the Indenture.

     The Securities will be unsecured and will be subordinated and junior to all Senior Indebtedness and, in certain circumstances relating to the dissolution, winding-up, liquidation or reorganization of the Corporation, to all Additional Senior Obligations (as defined below under "Subordination of Securities"). The Indenture does not contain covenants prohibiting the Corporation from disposing of voting stock of its subsidiaries, including the stock of any of its banking subsidiaries. Events of default as to which payment of the principal of the Securities may be accelerated are limited to events relating to the bankruptcy of the Corporation. See "Subordination of Securities" and "Events of Default; Limited Rights of Acceleration."

     The Indenture does not limit the amount of Securities that may be issued thereunder and provides that Securities may be issued thereunder from time to time in one or more series. (Section 301) The Securities will be unsecured subordinated obligations of the Corporation. Neither the Indenture nor the Securities will limit or otherwise restrict the amount of other indebtedness which may be incurred or the other securities which may be issued by the Corporation or any of its subsidiaries. In addition, the Indenture and the Securities will not contain any provision that would require the Corporation to repurchase or redeem or otherwise modify the terms of the Securities upon a change in control or other events involving the Corporation that may adversely affect the credit quality of the Corporation.

     Because the Corporation is a holding company, its rights and the rights of its creditors, including the holders of the Securities, to participate in the assets of any subsidiary upon the liquidation or reorganization of such a subsidiary will be subject to the prior claims of such subsidiaries' creditors (including, in the case of a subsidiary bank, its depositors) except to the extent that the Corporation may itself be a creditor with recognized claims against the subsidiary. Claims on subsidiaries of the Corporation by creditors other than the Corporation include claims with respect to long-term debt and substantial obligations with respect to deposit liabilities, federal funds purchased, securities sold under repurchase agreements and other short-term borrowings. See "Wachovia Corporation."

     Unless otherwise indicated in the Applicable Prospectus Supplement, principal of and premium, if any, and interest on the Securities will be payable at the office or agency of the Trustee maintained for such purpose in Philadelphia, Pennsylvania and at any other office or agency maintained by the Corporation for such purpose, except that, at the option of the Corporation, interest may be paid by mailing a check to the address of the person entitled thereto as it appears on the Security Register. The transfer of Securities (other than Book-Entry Securities) will be registrable for each series of Securities at the corporate trust office of the Trustee in Philadelphia, Pennsylvania. (Sections 301, 305 and 1002) Interest on the Securities will be payable to the person in whose name the Securities are registered at the close of business on the Regular Record Date designated for an Interest Payment Date. (Section 307) The Securities will be issued only in fully registered form without coupons and, unless otherwise indicated in the Applicable Prospectus Supplement, in denominations of $1,000 or integral multiples thereof. (Section
302) No service charge will be required for any registration of transfer or exchange of the Securities, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith other than certain exchanges not involving any transfer. (Section 305)

     The Applicable Prospectus Supplement will describe the following terms of the Offered Securities: (a) the title of the Offered Securities; (b) any limit on the aggregate principal amount of the Offered Securities; (c) the date or dates on which the Offered Securities will mature; (d) the rate or rates (which may be fixed or variable) per annum at which the Offered Securities will bear interest, if any, and the date or dates from which such interest, if any, will accrue and the dates on which such interest, if any, on the Offered Securities will be payable and the Regular Record Dates for such Interest Payment Dates;
(e) the place or places, if any, in addition to Philadelphia, Pennsylvania, where the principal of and premium, if any, and interest on the Offered Securities will be payable; (f) the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Securities may be redeemed, in whole or in part, at the option of the Corporation; (g) the obligation, if any, of the Corporation to redeem or purchase the Offered Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Offered Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation; (h) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Offered Securities will be issuable; (i) the currency or currencies of payment of principal of and premium, if any, and interest on the Offered Securities if other than the currency of the United States of America; (j) any index used to determine the amount of payment of principal of, premium, if any, or interest on the Offered Securities; (k) if other than the principal amount thereof, the portion of the principal amount of the Offered

Securities which will be payable upon the declaration of acceleration of the Maturity thereof, (l) the law which will govern the terms of the Securities, if other than the law of Pennsylvania; (m) information with respect to book-entry procedures, if any; and (n) any other terms of the Offered Securities. (Section
301)

     Securities may be issued as Original Issue Discount Securities to be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities will be described in the Applicable Prospectus Supplement. "Original Issue Discount Security" means any security which provides for an amount less than the principal amount thereof to be due and payable upon the declaration of acceleration of the Maturity thereof upon the occurrence of an Event of Default and the continuation thereof. (Section
101)

BOOK-ENTRY SECURITIES

     The Securities of a series may be issued in the form of one or more Book-Entry Securities that will be deposited with a Depositary or its nominee identified in the Applicable Prospectus Supplement. (Section 301) In such a case, one or more Book-Entry Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of Outstanding Securities of the series to be represented by such Book-Entry Security or Securities. Unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Book-Entry Security may not be transferred except as a whole by the Depositary for such Book-Entry Security to a nominee of such Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. (Section 305)

     The specific terms of the depositary arrangement with respect to any portion of a series of Securities to be represented by a Book-Entry Security will be described in the Applicable Prospectus Supplement. The Corporation anticipates that the following provisions will apply to all depositary arrangements.

     Upon the issuance of a Book-Entry Security, the Depositary for such Book-Entry Security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the Securities represented by such Book-Entry Security to the accounts of persons that have accounts with such Depositary ("participants"). Such accounts shall be designated by the underwriters or agents with respect to such Securities or by the Corporation if such Securities are offered and sold directly by the Corporation. Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants"). Persons who are not participants may beneficially own Book-Entry Securities held by the Depositary only through participants or indirect participants.

     Ownership of beneficial interests in any Book-Entry Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of participants) for such Book-Entry Security and on the records of participants (with respect to interests of indirect participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws, as well as the limits on participation in the Depositary's book-entry system, may impair the ability to transfer beneficial interests in a Book-Entry Security.

     So long as the Depositary or its nominee is the registered owner of a Book-Entry Security, such Depositary or such nominee will be considered the sole owner or holder of the Securities represented by such Book-Entry Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in Securities represented by Book-Entry Securities will not be entitled to have Securities of the series represented by such Book-Entry Security registered in their names, will not receive or be entitled to receive physical delivery of such Securities in definitive form, and will not be considered the owners or holders thereof under the Indenture.

     Payments of principal of and any premium and interest on Securities registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Book-Entry Security representing such Securities. The Corporation expects that the Depositary for a series of Securities or its nominee, upon receipt of any payment of principal, premium or interest, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Book-Entry Security for such Securities, as shown on the records of such Depositary or its nominee. The Corporation also expects that payments by participants and indirect participants to owners of beneficial interests in such Book-Entry Security held through such persons will be governed by standing instructions and customary practices, as is now the case with securities registered in "street name", and will be the responsibility of such participants and indirect participants. Neither the Corporation, the Trustee, any Authenticating Agent, any Paying Agent nor the Security Registrar for such Securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Book-Entry Security for such Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 311)

     If the Depositary for Securities of a series notifies the Corporation that it is unwilling or unable to continue as Depositary or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, the Corporation has agreed to appoint a successor depositary. If such a successor is not appointed by the Corporation with 90 days, the Corporation will issue Securities of such series in definitive registered form in exchange for the Book-Entry Security representing such series of Securities. In addition, the Corporation may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more Book-Entry Securities shall no longer be represented by such Book-Entry Security or Securities and, in such event, will issue Securities of such series in definitive registered form in exchange for such Book-Entry Security or Securities representing such series of Securities. Further, if the Corporation so specifies with respect to the Securities of a series, or if an Event of Default, or an event which with notice, lapse of time or both would be an Event of Default with respect to the Securities of such series has occurred and is continuing, an owner of a beneficial interest in a Book-Entry Security representing Securities of such series may receive Securities of such series in definitive registered form. In any such instance, an owner of a beneficial interest in a Book-Entry Security will be entitled to physical delivery in definitive registered form of Securities of the series represented by such Book-Entry Security equal in principal amount to such beneficial interest and to have such Securities registered in its name. (Section 305) Securities so issued in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons.

SUBORDINATION OF SECURITIES

     The obligations of the Corporation to make any payment on account of the principal of and premium, if any, and interest on the Securities will be subordinate and junior in right of payment to all Senior Indebtedness of the Corporation and, in certain circumstances relating to the dissolution, winding-up, liquidation of or reorganization of the Corporation, to all Additional Senior Obligations. (Article Thirteen)

     "Senior Indebtedness" is defined in the Indenture to mean (a) all indebtedness of the Corporation for money borrowed, whether now outstanding or subsequently created, assumed or incurred, other than (i) the Securities, (ii) the 7% Subordinated Notes due 1999 of the Corporation in the aggregate principal amount of $300 million (the "7% Subordinated Notes"), (iii) any obligation Ranking on a Parity with the Securities (which includes the 6 3/8% Subordinated Notes due 2003 of the Corporation in the aggregate principal amount of $250 million and the 6 3/8% Subordinated Notes due 2009 of the Corporation in the aggregate principal amount of $250 million (collectively, the "6 3/8% Subordinated Notes")), or (iv) any obligation Ranking Junior to the Securities and (b) any deferrals, renewals or extensions of any such Senior Indebtedness. The term "indebtedness of the Corporation for money borrowed" shall mean any obligation of, or any obligation guaranteed by, the Corporation for repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligations for payment of the purchase price of property or assets acquired other than in the ordinary course of business. "Additional Senior Obligations" is defined in the Indenture to mean all indebtedness of the Corporation, whether now outstanding or subsequently created, assumed or incurred, for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; provided, however, that

Additional Senior Obligations do not include (a) any claims in respect of Senior Indebtedness, or (b) any obligations (i) Ranking Junior to the Securities, or
(ii) Ranking on a Parity with the Securities. For purposes of this definition, "claim" shall have the meaning assigned thereto in Section 101(4) of the United States Bankruptcy Code of 1978. Section 101 of the Indenture does not limit or prohibit the incurrence of Senior Indebtedness or Additional Senior Obligations.

     The term "Ranking Junior to the Securities" is defined in the Indenture to mean any obligation of the Corporation which (a) ranks junior to and not equally with or prior to the Securities in right of payment upon the happening of any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding-up of or relating to the Corporation as a whole, whether voluntary or involuntary, and (b) is specifically designated as ranking junior to the Securities by express provisions in the instrument creating or evidencing such obligation.

     The term "Ranking on a Parity with the Securities" is defined in the Indenture to mean any obligation of the Corporation which (a) ranks equally with and not prior to the Securities in right of payment upon the happening of any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding-up of or relating to the Corporation as a whole, whether voluntary or involuntary, and (b) is specifically designated as ranking on a parity with the Securities by express provision in the instrument creating or evidencing such obligation. (Section 101)

     The Securities will be subordinate in right of payment to all Senior Indebtedness, as provided in the Indenture. No payment on account of the principal of and premium, if any, or interest in respect of the Securities may be made if there shall have occurred and be continuing a default in payment with respect to Senior Indebtedness or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof. Upon any payment or distribution of assets to creditors upon any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding-up of or relating to the Corporation as a whole, whether voluntary or involuntary, (a) the holders of all Senior Indebtedness will first be entitled to receive payment in full before the Holders of the Securities will be entitled to receive any payment in respect of the principal of and premium, if any, or interest on the Securities, and (b) if after giving effect to the operation of clause (a) above, (i) any amount of cash, property or securities remains available for payment or distribution in respect of the Securities ("Excess Proceeds"), and (ii) creditors in respect of Additional Senior Obligations have not received payment in full of amounts due or to become due thereon or payment of such amounts has not been duly provided for, then such Excess Proceeds shall first be applied to pay or provide for the payment in full of all such Additional Senior Obligations before any payment may be made on the Securities. If the Holders of Securities receive payment and are aware at the time of receiving payment that all Senior Indebtedness and Additional Senior Obligations have not been paid in full, then such payment shall be held in trust for the benefit of the holders of Senior Indebtedness and/or Additional Senior Obligations, as the case maybe. (Section 1301) By reason of such subordination, in the event of insolvency, Holders of the Securities may recover less, ratably, than holders of Senior Indebtedness and holders of Additional Senior Obligations.

     Neither the Securities (and the 6 3/8% Subordinated Notes, which Rank on a Parity with the Securities) nor the 7% Subordinated Notes are by their term subordinate or senior to the other. However, the 7% Subordinated Notes by their terms are subordinated to Senior Indebtedness and Additional Senior Obligations and to all other obligations of the Corporation to its creditors (subject to certain exceptions specified in the indenture pursuant to which the 7% Subordinated Notes are outstanding). As a result of the differences between the subordination provisions applicable to the Securities and the 6 3/8% Subordinated Notes and those applicable to the 7% Subordinated Notes, in the event of any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding up of or relating to the Corporation, the holders of the Securities and the 6 3/8% Subordinated Notes may receive more, ratably, than the holders of the 7% Subordinated Notes.

EVENTS OF DEFAULT; LIMITED RIGHTS OF ACCELERATION

     The Indenture (with respect to any series of Securities) defines an "Event of Default" as any one of the following events (whatever the reason and whether it be occasioned by the subordination provisions or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body): (a) failure to pay any interest on any Security of that series when due and payable, continued for 30 days, whether or not such payment is prohibited by the subordination provisions of the Indenture; (b) failure to pay principal of or any premium on any Security of that series when due; (c) failure to deposit any sinking fund payment, when due, in respect of any Security of that series, whether or not such payment is prohibited by the subordination provisions of the Indenture; (d) failure to perform any other covenants or warranties of the Corporation in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Securities thereunder other than that series) continued for 60 days after written notice as provided in the Indenture; (e) the entry of a decree or order for relief in respect of the Corporation by a court having jurisdiction in the premises in an involuntary case under Federal or state bankruptcy laws and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; (f) the commencement by the Corporation of a voluntary case under Federal or state bankruptcy laws or the consent by the Corporation to the entry of a decree or order for relief in an involuntary case under any such law; and (g) any other Event of Default provided with respect to Securities of that series. (Section 501)

     Unless specifically stated in the Applicable Prospectus Supplement for a particular series of Securities, the payment of the principal of the Securities may be accelerated only upon the occurrence of an Event of Default described in clause (e) or clause (f) of the preceding paragraph (a "Bankruptcy Event of Default") and there is no right of acceleration of the payment of principal of the Securities of such series upon a default in the payment of principal, premium, if any, or interest, if any, or in the performance of any covenant or agreement in the Securities or Indenture. In the event of a default in the payment of principal, premium, if any, or interest, if any, or the performance of any covenant or agreement in the Securities or Indenture, the Trustee, subject to certain limitations and conditions, may institute judicial proceedings to enforce payment of such principal, premium, if any, or interest, if any, or to obtain the performance of such covenant or agreement or any other proper remedy. (Section 503) Under certain circumstances, the Trustee may withhold notice to the Holders of the Securities in a default if the Trustee in good faith determines that the withholding of such notice is in the best interest of such Holders, and the Trustee shall withhold such notice for certain defaults for a period of 30 days. (Section 602)

     If a Bankruptcy Event of Default with respect to the Securities of any series at the time Outstanding occurs and is continuing, either the Trustee or the Holders of at least 25 percent in aggregate principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms thereof) of all the Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the Holders of a majority in aggregate principal amount of Outstanding Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502)

     Reference is made to the Prospectus Supplement relating to any series of Offered Securities that are Original Issue Discount Securities for the particular provisions relating to acceleration of the Stated Maturity of a portion of the principal amount of such series of Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

     The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity. (Section 603) Subject to such provisions for the indemnification of the Trustee and to certain other conditions, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of that series. (Section 512)

     No Holder of any series of Securities will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee or for any remedy thereunder, unless such Holder shall have previously given to the Trustee under the Indenture written notice of a continuing Event of Default and unless the Holders of at least 25 percent in aggregate principal amount of the Outstanding Securities of that series shall have made written request, and offered reasonable indemnity, to such Trustee to institute such proceeding as trustee, and such Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Section 507) However, such limitations do not apply to a suit instituted by a Holder of a Security for enforcement of payment of the principal of and premium, if any, or interest on such Security on or after the respective due dates expressed in such Security. (Section 508)

     The Corporation is required to furnish to the Trustee annually a statement as to the performance by the Corporation of certain of its obligations under the Indenture and as to any default in such performance. (Section 1005)

MODIFICATION AND WAIVER

     Modification and amendment of the Indenture may be made by the Corporation and the Trustee under the Indenture with the consent of the Holders of not less than a 66 2/3% in aggregate principal amount of the Outstanding Securities of each series issued under the Indenture and affected by the modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holders of each Outstanding Security of the series affected thereby (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security of such series; (b) reduce the principal amount of or premium, if any, or interest on, any Security of any series (including in the case of an Original Issue Discount Security the amount payable upon acceleration of the maturity thereof); (c) change the place or currency of payment of principal of or the premium, if any, or interest on any Security of such series; (d) impair the right to institute suit for the enforcement of any payment on any Security of such series on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
Date); (e) modify the subordination provision in a manner adverse to the Holders of the Securities of such series; or (f) reduce the percentage in principal amount of Outstanding Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults. (Section 902)

     The Holders of at least a 66 2/3% in aggregate principal amount of the Outstanding Securities of any series may, on behalf of all Holders of that series of Securities, waive compliance by the Corporation with certain restrictive provisions of the Indenture. (Section 1006) The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series may, on behalf of all Holders of that series of Securities, waive any past default under the Indenture, except a default in the payment of principal, premium, if any, or interest and in respect of certain covenants. (Section 513)

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Corporation may not consolidate with or merge into any other corporation or sell, convey, exchange, transfer or lease its properties and assets substantially as an entirety to any Person, unless (a) any successor or purchaser is a corporation organized under the laws of any domestic jurisdiction; (b) any such successor or purchaser expressly assumes the Corporation's obligations on such Securities and under the Indenture; (c) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and (d) certain other conditions are met. (Section 801)

ASSUMPTION BY SUBSIDIARY

     A Subsidiary may assume the Corporation's obligations under the Indenture (including the Corporation's obligation to pay principal of and premium, if any, and interest on the Securities, but excluding the Corporation's obligation to comply with certain covenants) provided that (a) such Subsidiary expressly assumes the Corporation's obligations under the Indenture; (b) the Corporation guarantees such Subsidiary's obligations; (c) such Subsidiary agrees to indemnify each Holder against certain taxes and expenses relating to, or incurred directly in connection with, such assumption; (d) immediately after giving effect to the assumption, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; (e) certain Opinions of Counsel and Officers' Certificates are delivered to the Trustee; and (f) certain other obligations are met. (Section 803)

THE TRUSTEE

     CoreStates Bank, National Association is the Trustee under the Indenture. CoreStates Bank, National Association maintains a deposit account and conducts other banking transactions with the Corporation and its subsidiaries in the ordinary course of business, serves as trustee under the indenture pursuant to which the 7% Subordinated Notes are outstanding and serves as trustee with respect to the 6 3/8% Subordinated Notes, which are outstanding pursuant to the Indenture. The Indenture provides for the indemnification of the Trustee by the Corporation under certain circumstances.

                              PLAN OF DISTRIBUTION

     The Corporation may offer and sell Securities to or through underwriters, acting as principals for their own accounts or as agents, and also may offer and sell Securities directly to other purchasers. Any underwriters or agents in connection with Offered Securities will be named in the related Prospectus Supplement and any underwriting compensation paid to such underwriters or agents will be set forth therein. Such underwriters may include a single firm or may be a group of underwriters represented by such firm. Unless otherwise indicated in the Prospectus Supplement, any underwriters will be required to purchase all of the Offered Securities if any are purchased.

     The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     In connection with the sale of Securities, underwriters may receive compensation from the Corporation and from purchasers of Securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters and any discounts or commissions received by them and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Under agreements which may be entered into with the Corporation, underwriters, dealers and agents who participate in the distribution of the Offered Securities may be entitled to indemnification by the Corporation against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for the Corporation and its subsidiaries in the ordinary course of business.

     If so indicated in the Prospectus Supplement, the Corporation will authorize dealers or other persons acting as the Corporation's agents to solicit offers by certain institutions to purchase Offered Securities from the Corporation pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on a future date or dates stated in the Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate amount of Offered Securities sold pursuant to Contracts shall not be less than nor more than, the respective amounts stated in the Prospectus Supplement. Institutions with which Contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the

Corporation. The obligations of any purchaser under any Contract will not be subject to any conditions except that (a) the purchase of the Offered Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction to which such purchaser is subject, and (b) if the Offered Securities are also being sold to underwriters, the Corporation will have sold to such underwriters the Offered Securities not sold for delayed delivery. The dealers and such other persons acting as agents of the Corporation will not have any responsibility in respect of the validity or performance of Contracts.

                                    EXPERTS

     The audited consolidated financial statements of Wachovia Corporation and subsidiaries incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Ernst & Young, independent auditors, and, insofar as they relate to South Carolina National Corporation for the year ended December 31, 1991, by Price Waterhouse, independent auditors, as set forth in their reports thereon and incorporated herein by reference. The financial statements referred to above are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                                 LEGAL MATTERS

     The validity of the Offered Securities will be passed upon for the Corporation by Kenneth W. McAllister, General Counsel of the Corporation, and for any underwriters or agents by King & Spalding, Atlanta, Georgia. As to matters of Pennsylvania law, Mr. McAllister and King & Spalding will rely on the opinion of Drinker Biddle & Reath, Philadelphia, Pennsylvania. From time to time, King & Spalding has provided and may in the future provide legal services to the Corporation and its subsidiaries.

            ------------------------------------------------------
            ------------------------------------------------------

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                             ---------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information..................   2
Incorporation of Certain Documents by
  Reference............................   2
Wachovia Corporation...................   2
Certain Regulatory Considerations......   3
Consolidated Ratio of Earnings to Fixed
  Charges..............................   6
Use of Proceeds........................   6
Description of Securities..............   6
Plan of Distribution...................  13
Experts................................  14
Legal Matters..........................  14

            ------------------------------------------------------
            ------------------------------------------------------

                              WACHOVIA CORPORATION

                                  SUBORDINATED
                                DEBT SECURITIES

                              --------------------

                                   PROSPECTUS
                              --------------------

            ------------------------------------------------------
            ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Estimated expenses in connection with the issuance and distribution of the Securities being registered, other than underwriting compensation, are as follows:

    Securities and Exchange Commission registration fee.......................  $100,000
    Blue Sky fees and expenses................................................    10,000
    Attorney's fees and expenses..............................................    10,000
    Accounting services.......................................................    15,000
    Printing and engraving....................................................    30,000
    Fees of indenture trustee.................................................    32,000
    Rating agency fees........................................................    40,000
    Miscellaneous.............................................................     7,500
                                                                                --------
    Total.....................................................................  $244,500
                                                                                ========

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     As permitted by the North Carolina Business Corporation Act (the "NCBCA"), the Corporation's Articles of Incorporation provide that no director of the Corporation will be held personally liable for monetary damages for such director's breach of duty as a director. This limitation of liability does not relieve directors from liability for (i) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of the Corporation, (ii) any liability under Section 55-8-33 of the NCBCA for unlawful distributions or other acts for which the director is personally liable to the Corporation, (iii) any transaction from which the director is adjudged to have derived an improper personal benefit, or (iv) acts or omissions occurring prior to the date the provision in the Articles of Incorporation became effective.

     Pursuant to the North Carolina Business Corporation Act (the "NCBCA"), Sections 55-8-50, et seq., as amended, a director may be indemnified against liability and litigation expense, including reasonable attorneys' fees, arising out of his status as such or his activities in such capacity, provided, however, that such person (i) conducted himself in good faith; (ii) reasonably believed
(x) in the case of conduct in his official capacity with the Corporation, that his conduct was in its best interests, and (y) in all other cases that his conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, had no reason to believe his conduct was unlawful.

     Mandatory indemnification is available under the NCBCA for a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the Corporation, against reasonable expenses incurred by him in connection with the proceeding.

     A corporation may not indemnify under the NCBCA in connection with any proceeding by or in the right of a corporation in which the director was adjudged liable to the corporation, or with any other proceeding charging improper personal benefit to him, whether or not in connection with his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Where a proceeding is by or in the right of a corporation, indemnification of a director is limited to reasonable expenses if the proceeding is concluded without a final adjudication on the issue of liability.

     The NCBCA provides for an advance for expenses incurred by a director in defending a proceeding. The expenses may be paid by a corporation in advance of the final disposition of such proceeding as authorized by the board of directors in specific cases or as authorized or required under any provision in the articles of incorporation or bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses.

     The NCBCA also provides that, unless a corporation's articles of incorporation provide otherwise, a director of a corporation who is a party to a proceeding may apply for court-ordered indemnification to the court conducting the proceeding or to another court of competent jurisdiction. The court may order indemnification if it determines the director is entitled to mandatory indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification, or if the court determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth for permissive indemnification, or was adjudged liable to the corporation under the NCBCA. If he was adjudged so liable, his indemnification is limited to reasonable expenses incurred.

     An officer of a North Carolina corporation is entitled to mandatory indemnification and court-ordered indemnification to the same extent as a director. A corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent as a director, and a corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific actions of its board of directors, or contract.

     The NCBCA provides that a corporation may purchase and maintain insurance on behalf of an officer or director of the corporation against any liability asserted against or incurred by him in that capacity or arising from his status as an officer or director. The Corporation has obtained insurance covering its directors and officers for claims made against them for wrongful acts which they may become obligated to pay or for which the Corporation may be required to indemnify them.

     The foregoing is only a general summary of certain aspects of the NCBCA relating to indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes, which contain detailed specific provisions regarding the circumstances under which and the persons for whose benefit indemnification shall or may be made.

     Article 7 of the registrant's bylaws implements the provisions of the NCBCA described above.

ITEM 16. EXHIBITS.

    (1)       --  Form of Underwriting Agreement.
    (3)(a)    --  Articles of Incorporation of the Corporation, incorporated by reference to
                  Exhibit 3.1 to the Corporation's Registration Statement on Form S-4
                  (Registration No. 2-99538).
    (3)(b)    --  Bylaws of the Corporation, incorporated by reference to Exhibit 3.2 to the
                  Corporation's Registration Statement on Form S-4 (Registration No. 2-99538).
    (4)       --  Indenture dated as of March 1, 1993 between the Corporation and CoreStates
                  Bank, National Association, as Trustee, incorporated by reference to Exhibit
                  4(a) to the Corporation's Registration Statement on Form S-3 (Registration
                  No. 33-59206).
    (5)       --  Opinion of Kenneth W. McAllister, General Counsel of the Corporation, as to
                  the legality of the securities being registered.
    (12)      --  Statement setting forth computation of ratios of earnings to fixed charges.
    (23)(a)   --  Consent of Ernst & Young.
    (23)(b)   --  Consent of Price Waterhouse.
    (23)(c)   --  Consent of Kenneth W. McAllister, General Counsel of the Corporation
                  (included in Exhibit 5).
    (24)(a)   --  Powers of Attorney of Directors and Officers of the Corporation.
    (24)(b)   --  Copy of the Corporation's resolutions authorizing its officers to sign the registration statement on behalf of the Corporation by power of attorney.
    (25)      --  Statement of eligibility of the Trustee on Form T-1.

ITEM 17. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or provided to the Securities and Exchange Commission by the registrant pursuant to
        Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the Registration Statement as of the time it was declared effective.

          (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on , 1994.

                                          WACHOVIA CORPORATION

                                          By:    /s/  L. M. BAKER, JR.*
                                             ----------------------------------
                                                      L. M. Baker, Jr.
                                          President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated, on , 1994.

                  SIGNATURE                               CAPACITY
- ---------------------------------------------  ------------------------------
           /s/  L. M. BAKER, JR.*              President, Chief Executive
- ---------------------------------------------    Officer and Director
              L. M. Baker, Jr.                   (Principal Executive
                                                 Officer)

          /s/  JOHN G. MEDLIN, JR.*            Chairman and Director
- ---------------------------------------------
             John G. Medlin, Jr.

         /s/  RUFUS C. BARKLEY, JR.*           Director
- ---------------------------------------------
            Rufus C. Barkley, Jr.

          /s/  CRANDALL C. BOWLES*             Director
- ---------------------------------------------
             Crandall C. Bowles

           /s/  JOHN L. CLENDENIN*             Director
- ---------------------------------------------
              John L. Clendenin

      /s/  LAWRENCE M. GRESSETTE, JR.*         Director
- ---------------------------------------------
         Lawrence M. Gressette, Jr.

         /s/  THOMAS K. HEARN, JR.*            Director
- ---------------------------------------------
            Thomas K. Hearn, Jr.

             /s/  W. HAYNE HIPP*               Director
- ---------------------------------------------
                W. Hayne Hipp

         /s/  ROBERT M. HOLDER, JR.*           Director
- ---------------------------------------------
            Robert M. Holder, Jr.

           /s/  DONALD R. HUGHES*              Director
- ---------------------------------------------
              Donald R. Hughes

          /s/  F. KENNETH IVERSON*             Director
- ---------------------------------------------
             F. Kenneth Iverson

           /s/  JAMES W. JOHNSTON*             Director
- ---------------------------------------------
              James W. Johnston

                  SIGNATURE                               CAPACITY
- ---------------------------------------------  ------------------------------
           /s/  W. DUKE KIMBRELL*              Director
- ---------------------------------------------
              W. Duke Kimbrell

           /s/  HERMAN J. RUSSELL*             Director
- ---------------------------------------------
              Herman J. Russell

        /s/  SHERWOOD H. SMITH, JR.*           Director
- ---------------------------------------------
           Sherwood H. Smith, Jr.

        /s/  CHARLES McKENZIE TAYLOR*          Director
- ---------------------------------------------
           Charles McKenzie Taylor

         /s/  ROBERT S. McCOY, JR.*            Executive Vice President and
- ---------------------------------------------    Chief Financial Officer
            Robert S. McCoy, Jr.                 (Principal Financial and
                                                 Accounting Officer)

          /s/  JOHN C. McLEAN, JR.*            Comptroller (Principal
- ---------------------------------------------    Accounting Officer)
             John C. McLean, Jr.

      *By: /s/  ALICE WASHINGTON GROGAN
- ---------------------------------------------
           Alice Washington Grogan
              Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT                                                                              SEQUENTIAL
  NO.                                                                                 PAGE NO.
- --------                                                                             -----------
(1)        --   Form of Underwriting Agreement.....................................
(3)(a)     --   Articles of Incorporation of the Corporation, incorporated by reference to Exhibit 3.1 to the Corporation's Registration
                Statement on Form S-4 (Registration No. 2-99538)...................
(3)(b)     --   Bylaws of the Corporation, incorporated by reference to Exhibit 3.2 to the Corporation's Registration Statement on Form S-4
                (Registration No. 2-99538).........................................
(4)        --   Indenture dated as of March 1, 1993 between the Corporation and
                CoreStates Bank, National Association, as Trustee, incorporated by reference to Exhibit 4(a) to the Corporation's Registration
                Statement on Form S-3 (Registration No. 33-59206)..................
(5)        --   Opinion of Kenneth W. McAllister, General Counsel of the
                Corporation, as to the legality of the securities being
                registered.........................................................
(12)       --   Statement setting forth computation of the ratio of earnings to fixed charges......................................................
(23)(a)    --   Consent of Ernst & Young...........................................
(23)(b)    --   Consent of Price Waterhouse........................................
(23)(c)    --   Consent of Kenneth W. McAllister, General Counsel of the
                Corporation (included in Exhibit 5)................................
(24)(a)    --   Powers of Attorney of Directors and Officers of the Corporation....
(24)(b)    --   Copy of the Corporation's resolutions authorizing its officers to sign the registration statement on behalf of the Corporation by power of attorney..................................................
(25)       --   Statement of eligibility of the Trustee on Form T-1................